                                                                     EXHIBIT 4.5



         ____________________________________________________________

                               WARRANT AGREEMENT

                                    BETWEEN

                          PARAGON TRADE BRANDS, INC.

                                      AND

                            CHASEMELLON SHAREHOLDER
                               SERVICES, L.L.C.



                         Dated as of January 28, 2000

         ____________________________________________________________

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE 1      DISTRIBUTION OF WARRANT CERTIFICATES..........................................   1
     1.1       Appointment of Warrant Agent..................................................   1
     1.2       Form of Warrant Certificates..................................................   2
     1.3       Execution of Warrant Certificates.............................................   2
     1.4       Issuance and Distribution of Warrant Certificates.............................   2

ARTICLE 2      WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS...............................   3
     2.1       Exercise Price................................................................   3
     2.2       Exercisability of Warrants....................................................   3
     2.3       Procedure for Exercise of Warrants............................................   3
     2.4       Issuance of Warrant Shares....................................................   3
     2.5       Certificates for Unexercised Warrants.........................................   4
     2.6       Reservation of Shares.........................................................   4
     2.7       Disposition of Proceeds.......................................................   4

ARTICLE 3      CALL OF WARRANTS..............................................................   4
     3.1       Call Price....................................................................   4
     3.2       Notice of Call................................................................   5
     3.3       Payment of Call Price.........................................................   5
     3.4       Qualified Change of Control...................................................   6
     3.5       Fair Market Value.............................................................   6
     3.6       Wellspring Defined............................................................   7

ARTICLE 4      ADJUSTMENTS AND NOTICE PROVISIONS.............................................   7
     4.1       Adjustment of Exercise Price..................................................   7
     4.2       Current Market Price..........................................................   8
     4.3       No Adjustments to Exercise Price..............................................   8
     4.4       Deferral of Adjustments to Exercise Price.....................................   8
     4.5       Adjustment to Number of Shares................................................   9
     4.6       Reorganizations...............................................................   9
     4.7       Reclassifications.............................................................  10
     4.8       Verification of Computations..................................................  10
     4.9       Notice of Certain Actions.....................................................  11
    4.10       Notice of Adjustments.........................................................  12
    4.11       Warrant Certificate Amendments................................................  12
    4.12       Fractional Shares.............................................................  12

ARTICLE 5      OTHER PROVISIONS RELATING TO RIGHTS OF REGISTERED HOLDERS
               OF WARRANT CERTIFICATES.......................................................  12
     5.1       Rights of Warrant Holders.....................................................  12
     5.2       Lost, Stolen, Mutilated or Destroyed Warrant Certificates.....................  13

ARTICLE 6      SPLIT UP, COMBINATION, EXCHANGE, TRANSFER AND CANCELLATION OF WARRANT
               CERTIFICATES..................................................................   13
     6.1       Split Up, Combination, Exchange and Transfer of Warrant Certificates..........   13
     6.2       Cancellation of Warrant Certificates..........................................   14
     6.3       Agreement of Warrant Certificate Holders......................................   14

ARTICLE 7      PROVISIONS CONCERNING THE WARRANT AGENT AND OTHER MATTERS.....................   14
     7.1       Payment of Taxes and Charges..................................................   14
     7.2       Resignation or Removal of Warrant Agent.......................................   15
     7.3       Notice of Appointment.........................................................   15
     7.4       Merger of Warrant Agent.......................................................   16
     7.5       Company Responsibilities......................................................   16
     7.6       Certification for the Benefit of Warrant Agent................................   16
     7.7       Books and Records.............................................................   16
     7.8       Liability of Warrant Agent....................................................   17
     7.9       Use of Attorneys, Agents and Employees........................................   17
    7.10       Indemnification...............................................................   17
    7.11       Acceptance of Agency..........................................................   18
    7.12       Changes to Agreement..........................................................   18
    7.13       Assignment....................................................................   18
    7.14       Successor to Company..........................................................   18
    7.15       Notices.......................................................................   18
    7.16       Defects in Notice.............................................................   19
    7.17       Governing Law.................................................................   19
    7.18       Standing......................................................................   19
    7.19       Headings......................................................................   20
    7.20       Counterparts..................................................................   20
    7.21       Conflict of Interest..........................................................   20
    7.22       Availability of the Warrant Agreement.........................................   20


Exhibit A      FORM OF WARRANT CERTIFICATE
Exhibit B      CALL PRICE AND ADJUSTED VALUE CALCULATIONS

                               WARRANT AGREEMENT
                               -----------------

          WARRANT AGREEMENT dated as of January 28, 2000, between PARAGON TRADE BRANDS, INC., a Delaware corporation (including, on or after the effective date of the Plan, as defined below, its successor, as reorganized pursuant to Chapter 11, Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as warrant agent (the "Warrant Agent").


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, pursuant to a Second Amended Plan of Reorganization, dated as of November 15, 1999, of the Company (the "Plan") and the order confirming the Plan issued by the Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court") on January 13, 2000, the Company proposes to issue and deliver its certificates (the "Warrant Certificates") evidencing an aggregate of 625,821 warrants (the "Warrants") to acquire up to an aggregate 625,821 shares (subject to adjustment as provided herein) of its Common Stock, par value $.01 per share (the "Common Stock"); and

          WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement, redemption and surrender of the Warrant Certificates; and

          WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced, redeemed and surrendered in connection with the exercise and redemption of the Warrants.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1

                     DISTRIBUTION OF WARRANT CERTIFICATES
                     ------------------------------------

          1.1  Appointment of Warrant Agent.  The Company hereby appoints the
               ----------------------------
Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

          1.2  Form of Warrant Certificates.  The Warrant Certificates for the
               ----------------------------
Warrants shall be issued in temporary or fully registered form and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A attached hereto, and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate; which do not affect the duties or responsibilities of the Warrant Agent and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency or to conform to customary usage.

          1.3  Execution of Warrant Certificates.  The Warrant Certificates
               ---------------------------------
shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such Person on such Warrant Certificates shall, nevertheless, be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those Persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates has not ceased to be such officer of the Company. As used in this Warrant Agreement, the term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any succession (by merger or otherwise) to such entity.

          1.4  Issuance and Distribution of Warrant Certificates.  The Company
               -------------------------------------------------
shall deliver to the Warrant Agent an adequate supply of Warrant Certificates for the Warrants executed on behalf of the Company as described in Section 1.3 hereof. Upon receipt of an order from the Company, the Warrant Agent shall, within five business days, complete and countersign Warrant Certificates representing the total number of Warrants to be issued hereunder and shall deliver such Warrant Certificates pursuant to written instructions of the Company. As used in this Warrant Agreement, the term "business day" shall mean any day other than Saturday or Sunday or a day on which banking institutions in the State of New York or the city in which the office of the Warrant Agent is located are authorized or obligated by law or executive order to close.

                                   ARTICLE 2

                WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS
                -----------------------------------------------

          2.1  Exercise Price.  Each Warrant Certificate for the Warrants shall,
               --------------
when signed by the Chairman, Chief Executive Officer or President or any Vice President, and by the Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of Article 3 hereof, to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the purchase price of $18.91 per share (the "Initial Exercise Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article 4 hereof, payable in full at the time of exercise of the Warrant.

          2.2  Exercisability of Warrants.  Each Warrant may be exercised at any
               --------------------------
time on or after January 28, 2000 (the "Effective Date"), but not after 5:00 P.M., New York City time, on the earlier of the tenth anniversary of the Effective Date, or the business day immediately preceding the Call Date (as defined in Section 3.2). The term "Exercise Deadline" as used in this Agreement shall mean the latest time and date at which the Warrants may be exercised.

          2.3  Procedure for Exercise of Warrants.  During the period specified
               ----------------------------------
in and subject to the provisions of Section 2.2 hereof, the Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at its office, which is presently at 450 West 33rd Street, New York, New York 10001, with the election to purchase form set forth on the Warrant Certificate properly completed and duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or trust company located in the United States, a member of the National Association of Securities Dealers, Inc. ("NASD") or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acceptable to the Warrant Agent ("Signatures Guaranteed"), accompanied by payment in full of the Exercise Price as provided in Section 2.1 in effect at the time of such exercise, together with such taxes as are specified in Section 7.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency to the order of the Company. The date on which any Warrant is exercised in accordance with this Section 2.3(a) is sometimes referred to herein as the "Date of Exercise" of such Warrant.

          2.4  Issuance of Warrant Shares.  As soon as practicable after the
               --------------------------
Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All Warrant Shares shall be validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Each Person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespectively of the date of issuance or delivery of such certificate for the Warrant Shares.

          2.5  Certificates for Unexercised Warrants.  In the event that less
               -------------------------------------
than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall upon receipt of all necessary information, execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other Person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Fractions of shares shall be treated as provided in Section 4.12.

          2.6  Reservation of Shares.  The Company shall at all times reserve
               ---------------------
and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

          2.7  Disposition of Proceeds.  The Warrant Agent shall account at
               -----------------------
least monthly (or more frequently upon the request of the Company) to the Company with respect to Warrants exercised and concurrently deliver to the Company all funds received upon the exercise of Warrants.


                                   ARTICLE 3

                               CALL OF WARRANTS
                               ----------------

          3.1  Call Price. The Company (or its successor by merger) may, at its
               ----------
option, upon not less than 30 days' nor more than 60 days' notice given at any time within 90 days following a Qualified Change of Control (as defined in Section 3.4 hereof), call for redemption all of the outstanding Warrants at the call price per warrant (such price is hereinafter referred to as the "Call Price") determined by the Company using the formula set forth on Exhibit B hereto. In the event the Company exercises its right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, such Warrant shall cease to be exercisable and the holder thereof shall be entitled only to the Call Price, without interest thereon. The Company (or its successor by merger) shall have the option to pay the Call Price in cash, equity securities or new warrants to purchase equity securities, or any combination thereof, provided, however, that if the Call Price is to be paid in other than cash, (a) the issuance of capital stock or other equity securities and/or new warrants (and the underlying equity securities issuable upon exercise thereof) to be issued in payment of part or all of the Call Price shall be registered under the Securities Act of 1933, (b) such capital stock or other equity securities and/or such new warrants (together with the underlying equity securities issuable upon the exercise thereof) shall be, immediately following the issuance as part of the Call Price, (i) registered pursuant to Section 12 of the Exchange Act, (ii) held of record by not less than 300 Persons and (iii) listed on a national securities exchange or authorized to be quoted in an inter-dealer quotation system of a registered national securities association, and (c) the issuer thereof shall have received an opinion from a nationally recognized investment banking firm to the effect that the value of the securities to be issued in payment of the Call Price, together with any cash to be paid in connection therewith, has a fair market value equal, on the fifth business day prior to the Call Date (as defined in Section 3.2), to not less than the Call Price, and provided, further, that if any new warrants are to be issued in full or partial payment of the Call Price, the terms and conditions of those new warrants (other than number of shares and exercise price) shall be substantially similar to the terms of the Warrants issued under this Warrant Agreement. As used in this Warrant Agreement, "close of business" shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a business day it shall mean 5:00 P.M., New York City time, on the next succeeding business day.

          3.2  Notice of Call.  Notice of any call for redemption shall be given
               --------------
to the Warrant Agent by the Company upon not less than 30 days nor more than 60 days prior to the date established for such call (the "Call Date") and such notice shall be mailed to all registered holders of Warrant Certificates to be called by the Warrant Agent promptly after the Company shall have given such notice to the Warrant Agent. Each such notice of call will specify the Call Date and the Call Price. The notice will state that payment of the Call Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its office, and will also state that the right to exercise the Warrants will terminate at 5:00 P.M., New York City time, on the business day immediately preceding the Call Date.

          3.3  Payment of Call Price.  On or prior to the opening of business on
               ---------------------
the Call Date, the Company (or its successor by merger) will deposit or cause to be deposited with the Warrant Agent funds in form satisfactory to the Warrant Agent sufficient to pay the cash portion, if any, of the Call Price to purchase all the Warrants being redeemed, and certificates representing the securities, if any, which are being issued to purchase all of the Warrants being redeemed. Payment of the Call

Price will be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such Warrants to the Warrant Agent at its office.

          3.4  Qualified Change of Control.  For purposes of this Article 3, a
               ---------------------------
"Qualified Change of Control" shall mean the occurrence of any of the following:
(i) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any Person other than Wellspring (as defined in Section 3.6), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the equity of the Company; or (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or mergers into, the Company, in any such event pursuant to a transaction in which the outstanding Common Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the holders of the Common Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock of the surviving or resulting Person immediately after such transaction; provided, however, that no Qualified Change of Control shall be deemed to have occurred pursuant to the immediately preceding clause (i) if such transaction resulted from the sale of Common Stock of the Company to a Person or Persons acting as underwriters in connection with a firm commitment underwriting; and provided, further, that no Qualified Change of Control shall be deemed to have occurred pursuant to the immediately preceding clauses (i) or (ii) unless, as a result of such transaction Wellspring shall have realized a return on its initial investment in the Company pursuant to the Plan of 8% of more, on an annualized basis, based on its initial purchase price per share of $10.00. Not later than 15 days following the occurrence of any event specified in the preceding clauses
(i) or (ii), the Company's Board of Directors shall determine whether or not such event (a "Triggering Event") resulted in a Qualified Change of Control and such determination shall be final and binding absent manifest error. The determination of whether or not Wellspring has realized an 8% annualized return on its initial $10.00 per share investment shall be based upon the appreciation in the Fair Market Value (as defined in Section 3.5) of the Common Stock from the Effective Date (as defined in the Plan) until the date that the Triggering Event is publicly announced, taking into account the value of any securities received by Wellspring in such transaction. The Board shall determine the value of any securities received by Wellspring in such transaction based on such securities' Fair Market Value (as defined in Section 3.5) as of the date of such transaction. The Board of Directors shall cause the Company to promptly notify the Warrant Agent in writing of the Board of Directors' determination as to whether or not a Qualified Change of Control has occurred.

          3.5  Fair Market Value.  For purposes of this Article 3, the "Fair
               -----------------
Market Value" of any security on any date shall be deemed to be the average of the daily closing bid prices as reported by Nasdaq (or the closing price on the primary exchange on which such security is then listed for trading, if any) for the 30 consecutive trading days immediately preceding the date in question. If on any such date such security is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the Fair Market Value of such security on such date shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error.

          3.6  Wellspring Defined.  For purposes of this Article 3, "Wellspring"
               ------------------
shall mean any or all of PTB Acquisition Company, LLC, Wellspring Capital Partners II, L.P., Wellspring Capital Management, LLC, any member, partner, manager, officer or director of any of the foregoing, any Person controlling, controlled by or under common control with any of the foregoing, or the spouse or child of any natural Person that is one of the foregoing.


                                   ARTICLE 4

                       ADJUSTMENTS AND NOTICE PROVISIONS
                       ---------------------------------

          4.1  Adjustment of Exercise Price.  Subject to the provisions of this
               ----------------------------
Article 4, the Exercise Price in effect from time to time and the number of shares of Common Stock issuable upon exercise of the Warrants shall be subject to adjustment, as follows:

               4.1.1 In case the Company shall at any time after the date hereof
(i) declare a dividend on the outstanding Common Stock payable in shares of any class of its capital stock, (ii) subdivide the outstanding Common Stock into a larger number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               4.1.2 In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash or assets (other than (i) distributions and dividends payable in shares of Common Stock or (ii) cash dividends paid out of retained earnings), or rights, options or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 4.2 hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive for all purposes) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

          4.2  Current Market Price.  For the purpose of any computation under
               --------------------
Section 3.1 and this Article 4, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing bid prices as reported by Nasdaq (or such exchange on which the Common Stock is then traded) for the 30 consecutive trading days immediately preceding the date in question. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive for all purposes, shall be deemed to be the Current Market Price.

          4.3  No Adjustments to Exercise Price.  No adjustment in the Exercise
               --------------------------------
Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Article 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

          4.4  Deferral of Adjustments to Exercise Price.  In any case in which
               -----------------------------------------
this Article 4 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          4.5  Adjustment to Number of Shares.  Upon each adjustment of the
               ------------------------------
Exercise Price as a result of the calculations made in Section 4.1(b) hereof, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

          4.6  Reorganizations.  In case of any capital reorganization, other
               ---------------
than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another Person (other than (i) a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property, or (ii) a consolidation or merger of the Company in which the Company is not the surviving or continuing corporation and which constitutes a Qualified Change of Control and in which the shares of Common Stock outstanding prior to such consolidation or merger were converted, as a result of such consolidation or merger, into consideration other than equity securities), or in the case of any sale, lease or conveyance of another Person of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof be conclusively deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate 30 days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance or other transfer has been consummated. In the event of a consolidation or merger of the Company in which the Company is not the surviving or continuing corporation and which constitutes a Qualified Change of Control and where the Company or its successor by merger has not exercised its right to call the Warrants pursuant to Section 3.1 hereof and where the outstanding shares of Common Stock outstanding immediately prior to the consummation of such merger or consolidation were converted, as a result of such consolidation or merger, into consideration other than equity securities, the number of shares for which each Warrants then remaining outstanding shall be adjusted, effective as of the date on which the Qualified Change of Control occurred (the "Adjustment Date"), so that the aggregate value of the then outstanding Warrants shall be equal to the value (the "Adjusted Value") calculated as set forth in Exhibit B hereto.

          4.7  Reclassifications.  In case of reclassification or change of the
               -----------------
shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another Person into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article 4. The above provisions of this Section 4.7 shall similarly apply to successive reclassifications and changes of shares of Common Stock.

          4.8  Verification of Computations.  Whenever the exercise price is
               ----------------------------
adjusted as provided in this Article 4, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the exercise price as so adjusted and a brief statement of the facts and computation accounting for such adjustment, and will make available a brief summary thereof to the Warrant Agent and to the holders of the Warrant Certificates, at their addresses listed on the register maintained for that purpose by the Warrant Agent (which summary may be included in any notice of adjustment required by Section 4.10 hereof). The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it has received such certification.

          4.9  Notice of Certain Actions.  In case at any time the Company shall
               -------------------------
propose:

                 4.9.1 to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                 4.9.2 to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                 4.9.3 to effect any Reorganization, or any reclassification or change of outstanding shares of Common Stock, described in Section 4.7; or

                 4.9.4 to effect any liquidation, dissolution or winding-up of the Company; or

                 4.9.5 to take any other action which would cause an adjustment to the Exercise Price;

then, in each such case, the Company shall promptly cause notice of such proposed action to be mailed to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close, or a record shall be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or warrants, or the date on which such reclassification, change, consolidation, merger, sale, lease, other disposition, liquidation, dissolution, winding up or exchange or other action shall take place or commence, as the case may be, the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate. Such notice shall be mailed, in the case of any action covered by Subsection 4.9.1 or 4.9.2 above, at least 15 days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer; in the case of any action covered by Subsection
4.9.3 or 4.9.4 above, at least 15 days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property; and in the case of any action covered by Subsection 4.9.5 above, no more than 15 days after such action. In addition, within 30 days following the occurrence of a Qualified Change of Control, the Company (or its successor by merger) shall mail a notice stating that Qualified Change of Control has occurred to the Warrant Agent and to each registered holder of a Warrant Certificate.

          4.10 Notice of Adjustments.  Whenever any adjustment is made pursuant
               ---------------------
to this Article 4, the Company shall cause written notice of such adjustment to be sent by registered mail, postage prepaid to the Warrant Agent within 15 days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant and the Call Trigger Price after giving effect to such adjustment. The Warrant Agent shall within 15 business days after receipt of such notice from the Company and all other necessary information cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

          4.11 Warrant Certificate Amendments.  Irrespective of any adjustments
               ------------------------------
pursuant to this Article 4, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

          4.12 Fractional Shares.  The Company shall not be required upon the
               -----------------
exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article 4 to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price of a share of Common Stock calculated in accordance with Section 4.2.


                                   ARTICLE 5

                         OTHER PROVISIONS RELATING TO
                         RIGHTS OF REGISTERED HOLDERS
                            OF WARRANT CERTIFICATES
                         ----------------------------

          5.1  Rights of Warrant Holders.  No Warrant Certificate shall entitle
               -------------------------
the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

          5.2  Lost, Stolen, Mutilated or Destroyed Warrant Certificates.  If
               ---------------------------------------------------------
any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.


                                   ARTICLE 6

                   SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                   AND CANCELLATION OF WARRANT CERTIFICATES
                   ----------------------------------------

          6.1  Split Up, Combination, Exchange and Transfer of Warrant
               -------------------------------------------------------
Certificates.  Prior to Exercise Deadline, Warrant Certificates, subject to the
------------
provisions of Section 6.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any ""top-transfer""instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its office, with the assignment form set forth in the Warrant Certificate duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate. The Warrant Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.

          6.2  Cancellation of Warrant Certificates.  Any Warrant Certificate
               ------------------------------------
surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided (i) in Section 2.5, in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate, or (ii) in Section 6.1, in case of a split up, combination, exchange or transfer of the Warrants evidenced by a Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate. Any Warrant Certificate so cancelled shall be retained by the Warrant Agent for a period of seven years thereafter, after which it shall be destroyed unless the Warrant Agent is otherwise directed by the Company.

          6.3  Agreement of Warrant Certificate Holders. Every holder of a
               ----------------------------------------
Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

               6.3.1 transfer of the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Warrant Agent only if surrendered at the office of the Warrant Agent, duly and properly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and

               6.3.2 prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                   ARTICLE 7

                    PROVISIONS CONCERNING THE WARRANT AGENT
                               AND OTHER MATTERS
                          --------------------------

          7.1  Payment of Taxes and Charges.  The Company will from time to time
               ----------------------------
promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants, but any taxes or charges in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes or charges shall have been paid or it has been established to the Company's satisfaction that no tax or charge is due. The Warrant Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.

          7.2  Resignation or Removal of Warrant Agent.  The Warrant Agent may
               ---------------------------------------
resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant Agent, as hereinafter provided. If the Warrant Agent resigns or becomes or incapacitated to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or any such court, shall be in good standing and incorporated under the United States banking laws or under the laws of any State within the United States, having its principal office within the United States. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein and thereupon such new Warrant Agent, without any further act or deed, shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

          7.3  Notice of Appointment.  Not later than the effective date of the
               ---------------------
appointment of a new Warrant Agent, the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent, if any, for the Common Stock and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

          7.4  Merger of Warrant Agent.  Any company into which the Warrant
               -----------------------
Agent may be merged or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 7.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

          7.5  Company Responsibilities.  The Company agrees that it shall (i)
               ------------------------
pay the Warrant Agent reasonable compensation for all its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances, disbursements and expenditures that the Warrant Agent may reasonably incur in the execution and administration of this Warrant Agreement and the exercise and performance of its duties hereunder (including reasonable fees and expenses of its counsel); (ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due pursuant to Section 4.12 upon exercise of Warrants; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

          7.6  Certification for the Benefit of Warrant Agent.  Whenever in the
               ----------------------------------------------
performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the Chief Executive Officer, the President, a Vice President, the Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

          7.7  Books and Records.  The Warrant Agent shall maintain the
               -----------------
Company's books and records for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books and records shall show the names and addresses of the respective holder of the Warrant Certificates, the number of Warrants evidenced on its face by each Warrant Certificate and the date of each Warrant Certificate.

          7.8  Liability of Warrant Agent.  The Warrant Agent shall only be
               --------------------------
liable hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its counter-signature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, suffered or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its counter-signature thereof); not shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article 4 hereof or responsible for the manner, method or amount of any such adjustment or the facts and computations that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities will, when issued, be validly authorized and issued and fully paid and nonassessable.

          7.9  Use of Attorneys, Agents and Employees.  The Warrant Agent may
               --------------------------------------
execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

          7.10 Indemnification.  The Company agrees to indemnify the Warrant
               ---------------
Agent and save it harmless against any and all losses, expenses, damage, fine, penalty, claim, demand settlement or liabilities, including judgments, costs and reasonable counsel fees arising out of any action taken, suffered or omitted by the Warrant Agent in connection with its acceptance and administration of this Warrant Agreement, except as a result of the gross negligence or willful misconduct of the Warrant Agent as determined by a court of competent jurisdiction. The indemnity provided herein shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Warrant Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent.

          7.11 Acceptance of Agency.  The Warrant Agent hereby accepts the
               --------------------
agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

          7.12 Changes to Agreement.  The Warrant Agent may, without the consent
               --------------------
or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Warrant Agreement that they shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in this Warrant Agreement such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Warrant Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates or change or increase the Warrant Agent's duties, liabilities or obligations.

          7.13 Assignment.  All the covenants and provisions of this Agreement
               ----------
by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

          7.14 Successor to Company.  The Company will not merge or consolidate
               --------------------
with or into any other Person or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor Person, unless the Person resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company.

          7.15 Notices.  Any notice or demand required by this Warrant Agreement
               -------
to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent by the Company) as follows:

          Paragon Trade Brands, Inc.
          180 Technology Parkway
          Norcross, Georgia 30092
          Attention: General Counsel

Any notice or demand required by this Warrant Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

          ChaseMellon Shareholder Services, L.L.C.
          450 West 33rd Street
          New York, New York 10001
          Attention: Kimberly Crowell

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

          7.16 Defects in Notice.  Failure to file any certificate or notice or
               -----------------
to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Article 4 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

          7.17 Governing Law.  This Warrant Agreement and the Warrant
               -------------
Certificates issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for our purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state.

          7.18 Standing.  Nothing in this Warrant Agreement expressed and
               --------
nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered holders of the Warrant Certificates.

          7.19 Headings.  The descriptive headings of the articles and sections
               --------
of this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          7.20 Counterparts.  This Warrant Agreement may be executed in any
               ------------
number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          7.21 Conflict of Interest.  The Warrant Agent and any shareholder,
               --------------------
director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, including, without limitation, as trustee under any indenture or as transfer agent for the Units, Common Stock or any other securities of the Company, or for any other legal entity.

          7.22 Availability of the Warrant Agreement.  The Warrant Agent shall
               -------------------------------------
keep copies of this Warrant Agreement available for inspection by holders of Warrants during normal business hours at its office. Copies of this Agreement may be obtained upon written request addressed to:

          Paragon Trade Brands, Inc.
          180 Technology Parkway
          Norcross, Georgia 30092
          Attention: General Counsel

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


               PARAGON TRADE BRANDS, INC.



               By: /s/ Catherine O. Hasbrouck
                   ----------------------------------
                 Name: Catherine O. Hasbrouck
                 Title: VP., General Counsel and Secretary


               CHASEMELLON SHAREHOLDER SERVICES, L.L.C.



               By: /s/ Kimberly Crowell
                 Name: Kimberly Crowell
                 Title: Assistant Vice President

                                                                       Exhibit A

                         [FORM OF WARRANT CERTIFICATE]

No. ___

                         Certificate for ____ Warrants


     NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 28, 2010


                          PARAGON TRADE BRANDS, INC.
                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

          THIS CERTIFIES that:

or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of Common Stock, par value $.01 per share (the "Common Stock"), of Paragon Trade Brands, Inc., a Delaware corporation (the "Company"), at the initial exercise price (the "Exercise Price") of $18.91 by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.

          The Warrants are subject to call for redemption by the Company (or its successor by merger) upon not less than 30 days' nor more than 60 days' notice at a call price per warrant (the "Call Price") determined pursuant to Section
3.1 of the Warrant Agreement, dated as of January 28, 2000, between the Company and the Warrant Agent (the "Warrant Agreement"), if notice of such call (the "Call Notice") is given by the Company to the Warrant Agent pursuant to Section
3.1 of the Warrant Agreement within 30 days following a Qualified Change of Control (as defined in Section 3.4 of the Warrant Agreement).

          No Warrant may be exercised after 5:00 P.M., New York City time, on the expiration date (the "Expiration Date") which will be the earlier of January 28, 2010, or the business day preceding the call date specified in a Call Notice. All Warrants evidenced hereby shall thereafter become null and void.

          Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc., or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended), acceptable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants shall be issued in accordance with instructions in the form of assignment.

          Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

          Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates of the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

          Upon certain events provided for in the Warrant Agreement hereinafter referred to, the Exercise Price, the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

          No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

          This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

          This Warrant Certificate shall not be valid for any purpose unless and until it shall have been countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile Corporate Seal.


                    PARAGON TRADE BRANDS, INC.


                    By:________________________________
                       Name:
                       Title:


Seal                Attest:


Countersigned:      CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                    as Warrant Agent


Dated: ___________  By:________________________________
                       Name:
                       Title:

                        [FORM OF ELECTION TO PURCHASE]

               The undersigned hereby irrevocably elects to exercise ____________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

     ISSUE TO: __________________________________________________________
                                        (Name)

               __________________________________________________________
                               (ADDRESS, INCLUDING ZIP CODE)


               __________________________________________________________
                    (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

     DELIVER TO: ________________________________________________________
                                        (Name)


               __________________________________________________________
                               (ADDRESS, INCLUDING ZIP CODE)

               If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

               In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by certified check of money order payable to the order of the Company in United States currency.

     Dated: _________________

________________________           _____________________________________________
(Insert Social Security or         (Signature of registered holder)
other identifying number(s)
of holder(s))
                                   _____________________________________________
                                        (signature of registered holder, if
                                        co-owned)

                                        NOTE: Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of the
                                              Warrant Certificate.

                                   [FORM OF
                                  ASSIGNMENT]


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of warrants set forth below:


     Name of Assignee    Address             No. of Warrants
     ------------------  ------------------  -------------------------------




and does hereby irrevocably constitute and appoint ________________ to make such transfer on the books of Paragon Trade Brands, Inc. maintained for that purpose, with full power of substitution in the premises.


Dated:    ___________, 20__

___________________________        _____________________________________________
(Insert Social security or         (Signature of Assignee)
other identifying number(s)
of holder(s))
                                        ________________________________________
                                             (Signature of Assignee
                                             if co-owned)


                                   NOTE:   Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the Warrant
                                           Certificate.


                                   Signature(s) Guaranteed:

                                                                       Exhibit B

                  CALL PRICE AND ADJUSTED VALUE CALCULATIONS

          The Call Price or the Adjusted Value, as applicable, shall be determined using the Black-Scholes model with the following input values as of the date the Qualified Change of Controls occurs:

     1. The average Current Market Price for the 30 day period ending on the date of the Qualified Change of Control.

     2. The then current Exercise Price ($18.91, as such price may be adjusted as provided in Article 4 of the Warrant Agreement).

     3. The risk free rate of return shall be the then current rate for treasury bills of comparable maturity to the remaining life of the Warrants.

     4.   The remaining life of the Warrants.

     5.   The number of Warrants outstanding.

     6.   A 32.5% volatility rate.

          In the case of an Adjusted Value calculation, the dollar value obtained pursuant to the foregoing calculation shall be determined on a per Warrant basis, and the number of shares purchasable per Warrant at the then current Exercise Price shall be adjusted so that each Warrant will have a value, effective as of the date of the Qualified Change of Control, equal to its Adjusted Value.

                                      B-1